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                                                                   EXHIBIT 1


                            SECURED FACILITY BONDS
                            ----------------------

                       TEXAS UTILITIES ELECTRIC COMPANY


Secured Facility Bonds,        % Series due            ,

Secured Facility Bonds,        % Series due            ,


                            UNDERWRITING AGREEMENT
                            ----------------------


                                                            __________, 1995



Ladies and Gentlemen:

          1.  Introduction.  Texas Utilities Electric Company (the "Company")
              ------------
proposes to cause Shawmut Bank Connecticut, National Association ("Shawmut"), a national banking association, not individually but solely as owner trustee (the "Owner Trustee") under that certain trust agreement dated as of December 1, 1988, as amended by Trust Agreement Supplement No. 1 thereto, dated as of November 28, 1989 (the "Trust Agreement"), to issue and sell jointly and
severally to you (the "Underwriters") an aggregate of $              principal
amount of Secured Facility Bonds of two      stated maturities, an aggregate
of $                principal amount of Secured Facility Bonds, _____% Series,
due          ,  (the "     Bonds") and an aggregate of $           principal
amount of Secured Facility Bonds, _____% Series, due          ,      (the "
Bonds") (collectively, the      Bonds and the      Bonds are hereinafter
referred to as the "Bonds").
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                                      -2-


          2.  Description of Bonds.  The Bonds are to be issued under a Trust
              --------------------
Indenture, Security Agreement and Mortgage (the "Trust Indenture") dated as of December 1, 1989, among the Owner Trustee, the Company and American National Bank and Trust Company of Chicago, as indenture trustee (the "Indenture Trustee"), and as it is to be amended and supplemented by a Trust Indenture, Security Agreement and Mortgage Supplement No. 1 (the "Supplemental Indenture") to be dated as of __________, 1995, in substantially the form heretofore delivered to you, said Trust Indenture, as it is to be so amended and supplemented, being hereinafter referred to as the "Indenture". All capitalized terms used without definition herein shall have the meanings ascribed to such terms in the Indenture.

          3.  Representations and Warranties of the Company.  The Company
              ---------------------------------------------
represents and warrants to each Underwriter that:

          (a) It has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, including a prospectus on __________, 1995 (Registration No. 33-_____) for the registration of $_________ aggregate principal amount of Secured Facility Bonds under the Securities Act of 1933, as amended (the "Securities Act"), and such registration statement was declared effective by the Commission at _______, Eastern Standard Time, on __________, 1995. References herein to the term "Registration Statement" as of any date shall be deemed to refer to such registration statement as amended or supplemented to such date, including all documents incorporated by reference therein as of such date pursuant to
     Item 12 of Form S-3 ("Incorporated Documents"). References herein to the term "Prospectus" as of any date shall be deemed to refer to the prospectus forming a part of registration statement No. 33-_____, as amended and supplemented as of such date (other than by amendments and supplements relating to Secured Facility Bonds other than the Bonds), including all Incorporated Documents as of such date. References herein to the term "Effective Date" shall be deemed to refer to the later of the time and date registration statement No. 33-_____ was declared effective or the time and date of the filing thereafter of the Company's most recent Annual Report on Form 10-K if such filing is made prior to the Closing Date, as hereinafter defined. The Company will not file after the date of this Agreement and prior to the Closing Date, as hereinafter defined, any amendment to the Registration Statement or supplement to the Prospectus without prior notice to the Underwriters, or to which Winthrop, Stimson, Putnam & Roberts ("Counsel for the Underwriters") shall reasonably object in writing. For the purposes of this Agreement, any
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     Incorporated Document filed with the Commission on a date prior to the
     Closing Date, shall be deemed an amendment or supplement to the Registration Statement and the Prospectus.

          (b) On the Effective Date the Registration Statement and the Prospectus fully complied and at the Closing Date the Registration Statement and the Prospectus and the Indenture will fully comply in all material respects with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and the applicable rules and regulations of the Commission thereunder; on the Effective Date the Registration Statement did not, and at the Closing Date the Registration Statement will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the Effective Date, the Prospectus did not, and at the Closing Date, and on the date it is filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) of the General Rules and Regulations of the Securities Act ("Rule 424"), the Prospectus will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on said dates the Incorporated Documents, taken together as a whole, fully complied or will comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations of the Commission thereunder, and, when read together with the Prospectus on said dates, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing representations and warranties in this paragraph (b) shall not apply to statements or omissions made in reliance upon information furnished in writing to the Company by, or on behalf of, any Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus or to any statements in or omission from the Statement of Eligibility and Qualification under the Trust Indenture Act, or amendments thereto, of the Indenture Trustee under the Indenture.

          (c) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed
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                                      -4-

     of trust or other agreement or instrument to which the Company is now a party.

          (d) The representations and warranties of the Company set forth in subsection 9.1 of the Participation Agreement are repeated herein in full to each Underwriter and are true as of the date hereof as if made the date hereof, except, (i) to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and accurate on and as of such earlier date, (ii) paragraph 9.1.6 thereof shall not apply to such actions the Company has taken or will take in connection with the transactions contemplated by this Agreement or by the Underwriting Agreement, dated November 28, 1989, among the Owner Trustee, the Company and the underwriters named therein (the "1989 Agreement") and (iii), with respect to paragraphs 9.1.4. and 9.1.10 thereof, any reference to "Funding Date" shall be deemed a reference to the date of this Agreement.

          4.  Purchase and Sale.  On the basis of the representations and
              -----------------
warranties herein contained, and subject to the terms and conditions herein set forth, the Company shall cause the Owner Trustee to sell to each of the Underwriters, and each Underwriter shall purchase from the Owner Trustee, at the time and place herein specified, jointly and severally, the principal
amounts of the      Bonds and the      Bonds set forth opposite the name of such
Underwriter in Schedule I attached hereto at    % of the principal amount of the
Bonds and at    % of the principal amount of the      Bonds, respectively.  As
compensation for the services of the Underwriters as contemplated by this Agreement (excluding the reimbursement of the cost of providing payment in federal funds required by Section 5 hereof), the Company shall pay, or shall pay to the Owner Trustee and shall cause the Owner Trustee to pay the Underwriters
an amount equal to $             (the "Underwriting Commission").

          5.  Time and Place of Closing.  Delivery of the Bonds and payment
              -------------------------
therefor by certified or official bank check or checks payable to the Owner Trustee or its order in federal funds shall be made at the office of Reid & Priest LLP, 40 West 57th Street, New York, New York, at 10:00 A.M., New York Time, on __________, 1995, or at such other place, time and date as shall be agreed upon in writing by the Company and you or established in accordance with the following paragraph. The hour and date of such delivery and payment are herein called the "Closing Date". The Bonds shall be delivered to you for your respective accounts in fully registered form in such denominations of $1,000 or any multiple thereof and registered in such names as you shall reasonably request in writing not later than the close of
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                                      -5-

business on the fourth business day prior to the Closing Date, or, to the extent not so requested, registered in the names of the respective Underwriters in such authorized denominations as the Company shall determine. The Company agrees to cause the Bonds to be made available to you for checking purposes not later than 10:00 A.M., New York Time, on the second to last business day preceding the Closing Date at the office of the Indenture Trustee in Chicago, Illinois or at the office of its agent, The First Chicago Trust Company of New York, New York, New York.

          6.  Covenants of the Company.  The Company agrees that:
              ------------------------

          (a) It will promptly deliver to each of you a signed copy of the Registration Statement as originally filed or, to the extent a signed copy is not available, a conformed copy, certified by an officer of the Company to be in the form as originally filed, including all Incorporated Documents and exhibits and all amendments thereto.

          (b) It will deliver to the Underwriters, as soon as practicable after the issue date of the Prospectus, as many copies of the Prospectus as you may reasonably request.

          (c) It will cause the Prospectus to be filed with, or transmitted for filing to, the Commission pursuant to Rule 424 as soon as practicable and advise you of the issuance of any stop order under the Securities Act with respect to the Registration Statement or the institution of any proceedings therefor of which the Company shall have received notice. The Company will use its best efforts to prevent the issuance of any such stop order and to secure the prompt removal thereof if issued.

          (d) If, during such period of time (not exceeding nine months) after the Prospectus has been filed with, or transmitted for filing to, the Commission pursuant to Rule 424 as in the opinion of your counsel a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer, any event relating to or affecting the Company or of which the Company shall be advised in writing by you shall occur which in the Company's reasonable opinion should be set forth in a supplement to, or an amendment of, the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, the Company will, at its expense, amend or supplement the Prospectus by either (i) preparing and furnishing to you at the Company's expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus or (ii) making an appropriate filing pursuant to Section 13 of the
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                                      -6-

     Exchange Act, which will supplement or amend the Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriter shall assume the expense of preparing and furnishing any such amendment or supplement. In case any Underwriter is required to deliver a prospectus after the expiration of nine months from the date the Prospectus is filed with, or transmitted for filing to, the Commission pursuant to Rule 424, the Company, upon your request, will furnish to such Underwriter, at the expense of such Underwriter, a reasonable quantity of a supplemental prospectus or supplements to the Prospectus complying with Section 10(a) of the Securities Act.

          (e) It will make generally available to its security holders, as soon as practicable, an earning statement (which need not be audited) covering a period of at least twelve months beginning not earlier than the first day of the month next succeeding the month in which occurred the effective date of the Registration Statement as defined in Rule 158 under the Securities Act.

          (f) It will and will cause the Owner Trustee to furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue-sky laws of such jurisdictions as you may designate, provided that neither the Owner Trustee nor the Company shall be required to qualify as a foreign corporation or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or to meet any other requirements deemed by it to be unduly burdensome.

          (g) It will, except as herein provided, pay all expenses and taxes (except transfer taxes) in connection with (i) the preparation and filing by it of the Registration Statement, (ii) the issuance and delivery of the Bonds as provided in Section 5 hereof, (iii) the preparation, execution and filing by it of the Supplemental Indenture, (iv) the qualification of the Bonds under blue-sky laws (including counsel fees not to exceed $______), and (v) the printing and delivery to the Underwriters of reasonable quantities of the Registration Statement and, except as provided in Section 6(d) hereof, of the Prospectus. The Company shall not, however, be required
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                                      -7-

     to pay any amount for any expenses of either Underwriter, except that, if this Agreement shall be terminated in accordance with the provisions of
     Section 7, 8 or 10 hereof, the Company will reimburse you for the fees and disbursements of Counsel for the Underwriters, whose fees and disbursements the Underwriters agree to pay in any other event, and will reimburse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding $______, incurred in contemplation of the performance of this Agreement. The Company shall not in any event be liable to any Underwriter for damages on account of loss of anticipated profits.

          7.  Conditions of Underwriters' Obligations.  The obligations of the
              ---------------------------------------
Underwriters to purchase and pay for the Bonds shall be subject to the accuracy of the representations and warranties made herein on the part of the Company and in the Owner Trustee's certificate attached hereto as Exhibit A on the part of the Owner Trustee, to the performance by the Company of its obligations to be performed hereunder prior to the Closing Date, and to the following conditions:

          (a) The Prospectus shall have been filed with, or transmitted for filing to, the Commission pursuant to Rule 424 prior to 6:00 P.M., New York Time, on the second business day after the date of this Agreement, or such other time and date as may be approved by you.

          (b) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date; and you shall have received a certificate, dated the Closing Date and signed by an officer of the Company, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of the Company threatened by, the Commission.

          (c) On the Closing Date, you shall have received from Worsham, Forsythe & Wooldridge, L.L.P., General Counsel for the Company, an opinion to the effect that:

               (i) the Company is a validly organized and existing corporation under the laws of the State of Texas;

              (ii) the Company is a public utility corporation duly authorized by its Articles of Incorporation, as amended, to conduct the business which it is now conducting, is subject, as to rates and services, to
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                                      -8-

          the jurisdiction of certain authorities, as set forth in the Prospectus, as it may be amended or supplemented, and holds valid and subsisting franchises, licenses, and permits authorizing it to carry on the utility business in which it is engaged;

             (iii) the Indenture and each Operative Document have been duly and validly authorized by all necessary corporate action on the part of the Company, have been duly and validly executed and delivered by the Company, and are valid, binding and enforceable instruments of the Company in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of mortgagees' and other creditors' rights and general principles of equity;

              (iv) the Bonds conform as to legal matters with the statements concerning them in the Prospectus, and are entitled to the security afforded by the Indenture;

               (v) this Agreement has been duly authorized, executed and delivered by the Company;

              (vi) other than as stated in the Registration Statement and Prospectus, there are no material pending legal proceedings to which the Company is a party or to which property of the Company is the subject which depart from the ordinary routine litigation incident to the kind of business conducted by the Company, and to the best of such counsel's knowledge, no such proceedings are contemplated;

             (vii) the portions of the information contained in the Prospectus which are stated therein to have been made on such counsel's authority have been reviewed by such counsel and, as to matters of law and legal conclusions, are correct;

            (viii) the Registration Statement, at the Effective Date, and the Prospectus, at the time it was filed with or transmitted for filing to, the Commission pursuant to Rule 424 (except as to the financial statements and other financial and statistical data contained therein, upon which such counsel need not pass), complied as to form in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act, and the applicable instructions, rules and regulations of the Commission thereunder, and the documents or portions thereof filed with the Commission pursuant to the Exchange Act, and incorporated by
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                                      -9-

          reference in the Registration Statement and the Prospectus pursuant to
          Item 12 of Form S-3, (except as to the financial statements and other financial and statistical data contained or incorporated by reference therein, upon which such counsel need not pass), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder. In passing upon the form of the Registration Statement and the form of the Prospectus such counsel may necessarily assume the correctness and completeness of the statements made to such counsel or included in the Registration Statement and the Prospectus by the Company and take no responsibility therefor, except insofar as such statements relate to such counsel and as set forth in paragraph (iv) above. Nothing has come to such counsel's attention that would lead such counsel to believe that, at the Effective Date, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the time it was filed with (or transmitted for filing to) the Commission pursuant to Rule 424 or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Registration Statement has become and is effective under the Securities Act; and to such counsel's best knowledge, no proceedings for a stop order with respect thereto are pending or threatened under Section 8 of the Securities Act. Such counsel need not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement or Prospectus;

              (ix) the Indenture is duly qualified under the Trust Indenture Act; and

               (x) no other approval, authorization, consent or order of any public board or body (other than in connection or in compliance with the blue-sky laws of any jurisdiction) is legally required for the authorization of the issue and sale of the Bonds under this Agreement. Such counsel has reviewed with officers and employees of the Company the circumstances
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                                      -10-


          under which the Company conducts its electric operations and is of the opinion that neither the Company nor the Owner Trustee is a "public utility" within the meaning of the Federal Power Act and that authorization by the Federal Energy Regulatory Commission of the issue of Bonds is not required.

     In rendering such opinion, such counsel may rely upon the opinion of Reid & Priest LLP, referred to in paragraph (d) below, as to all matters governed by New York law and the opinion of Shipman & Goodwin, referred to in paragraph (f) below, as to all matters governed by Connecticut law and federal banking law.

          (d) On the Closing Date, you shall have received from Reid & Priest LLP, special counsel for the Company, an opinion covering the matters in paragraphs (iii)-(v) and (viii)-(x) in paragraph (c) above, and, in addition, to the effect that the statements contained in the Prospectus under the captions "Security and Source of Payment for the Bonds", "Description of the Bonds", "Description of the Indenture", "Description of the Lease", and "Certain Terms of the Participation Agreement", insofar as such statements constitute summaries of documents referred to therein, fairly present the information called for with respect to such documents or matters. In giving such opinion, such counsel may rely upon the opinion of Worsham, Forsythe & Wooldridge, L.L.P., referred to in paragraph (c) above, as to all matters governed by Texas law and the opinion of Shipman & Goodwin, referred to in paragraph (f) below, as to all matters governed by Connecticut law and federal banking law.

          (e) On the date of this Agreement and on the Closing Date you shall have received from Deloitte & Touche LLP a letter to the effect that (i) they are independent certified public accountants with respect to the Company, within the meaning of the Securities Act and the applicable published rules and regulations thereunder, (ii) in their opinion, the financial statements audited by them and included or incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder, (iii) on the basis of a reading of the unaudited amounts of operating revenues and net income included or incorporated by reference in the Prospectus and the related financial statements from which these amounts were derived, the latest available unaudited financial statements of the Company, the minute books of the Company, and inquiries of officers of the Company who have
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                                      -11-

     responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche LLP makes no representation as to the sufficiency of such procedures for the several Underwriters' purposes), nothing has come to their attention which caused them to believe that (A) the unaudited financial statements incorporated by reference in the Prospectus were not determined in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the corresponding amounts in the latest available audited financial statements, (B) the unaudited amounts of operating revenues and net income of the Company included or incorporated by reference in the Prospectus were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income incorporated by reference in the Prospectus, (C) for the twelve months ended as of the date of the latest available financial statements of the Company, there were any decreases in operating revenues or net income as compared with the comparable period of the preceding year, and (D) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock of the Company, short-term bank loans, commercial paper, notes payable to Texas Utilities Company or long-term debt of the Company or decrease in its net assets, in each case as compared with amounts shown in the most recent balance sheet incorporated by reference in the Prospectus, except in all instances for changes or decreases that the Prospectus discloses have occurred or may occur, or which are occasioned by the declaration of a regular quarterly dividend or the acquisition of long-term debt for sinking fund purposes, or which are described in such letter, and (iv) they have compared the dollar amounts (or percentages or ratios derived from such dollar amounts) and other financial information included or incorporated by reference in the Registration Statement and the Prospectus as reasonably requested by the Underwriters (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company subject to the internal controls of the Company's accounting system or are derived indirectly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and have found such dollar amounts, percentages
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                                      -12-

     and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          (f) On the Closing Date, you shall have received (i) an officer's certificate of Owner Trustee in the form attached hereto as Exhibit A and
     (ii) the opinion of Shipman & Goodwin, counsel for the Owner Trustee, to the effect that:

               (i) Shawmut is a national banking association validly existing in good standing under the banking laws of the United States of America, and has the corporate power and authority to enter into and perform its obligations under this Agreement, the Indenture and each Operative Document to which the Owner Trustee is a party and to issue, execute and deliver the Bonds;

              (ii) neither the execution, delivery and performance by the Owner Trustee of this Agreement, the Indenture and each Operative Document to which the Owner Trustee is a party nor the issuance of the Bonds by the Owner Trustee, did at any relevant time or will require Shawmut or the Owner Trustee, as the case may be, to obtain any consent to or approval of, give notice to, register with, obtain an exemption from, or take any other action with respect to, any federal or Connecticut governmental authority or agency governing the trust powers of Shawmut or the Owner Trustee, as the case may be, other than approvals that may be required under state securities law;

             (iii) to the best of such counsel's knowledge, there are no pending or threatened actions, proceedings or governmental investigations before any court, arbitrator or administrative agency governing the trust powers of Shawmut to which Shawmut is a party that, if adversely determined to Shawmut, would materially adversely affect the ability of the Owner Trustee to perform its respective obligations under this Agreement, the Indenture, or each Operative Document to which the Owner Trustee is a party;

              (iv) the Bonds have been duly authorized, and, when executed and authenticated by the Indenture Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Owner Trustee and will be entitled to the benefits of the Indenture;
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                                      -13-

               (v) the Indenture and each Operative Document to which the Owner Trustee is a party have been duly authorized, executed and delivered by the Owner Trustee and are valid and binding agreements of Owner Trustee; neither the execution, delivery and performance by the Owner Trustee of this Agreement, the Indenture and each Operative Document to which the Owner Trustee is a party nor the issuance of the Bonds by the Owner Trustee will contravene any provision of applicable law or Shawmut's charter or by-laws or any law, rule or regulation governing the trust powers of Shawmut or any agreement or other instrument and no consent, approval or authorization of any federal or Connecticut governmental body or agency governing the trust powers of Shawmut is required for the performance of this Agreement, the Indenture and each Operative Document to which the Owner Trustee is a party by the Owner Trustee, except such as are specified and have been obtained; and

              (vi) to the best of such counsel's knowledge, there exist no mortgages, security interests, liens or other encumbrances affecting or which may affect the rights, title and interest of the Owner Trustee in or to the Indenture Estate resulting from claims against Shawmut, in its individual capacity, unrelated to the Owner Trustee's ownership of the Facilities and leasehold interest in the Ground Interests or the administration of the trust established by the Trust Agreement.

          (g) On the Closing Date, you shall have received from Winthrop, Stimson, Putnam & Roberts, Counsel for the Underwriters, an opinion covering the matters in paragraphs (iii)-(v) and (viii)-(x) in paragraph
     (c) above. In rendering such opinion, such counsel may rely as to all matters of Texas law upon the opinion referred to in paragraph (c) above.

          (h) Since the most recent date as of which information is given in the Registration Statement or the Prospectus, there shall not have been any material adverse change in the business, property or financial condition of the Company and, since such dates, there shall not have been any material transaction entered into by the Company, in each case other than transactions in the ordinary course of business and transactions contemplated by the Registration Statement or Prospectus, as they may be amended or supplemented, and at the Closing Date you shall have received a certificate to such effect dated the Closing Date and signed by an officer of the Company.
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                                      -14-



          (i) The conditions precedent to a refunding of the Secured Facility Bonds, Initial Series, as set forth in Section ___ of Supplement No. 1 to the Participation Agreement dated as of __________, 1995 among the Owner Trustee, the Indenture Trustee, the Owner Participant and the Company (the "Participation Agreement Supplement"), shall have been met on or prior to the Closing Date.

          (j) On the Closing Date, you shall have received a copy of each opinion delivered pursuant to subsection ___ of the Participation Agreement Supplement and a copy of each opinion delivered by __________, special counsel for the Owner Participant, the Law Department of American National Bank and Trust Company of Chicago, counsel for the Indenture Trustee, Worsham, Forsythe & Wooldridge, L.L.P., General Counsel for the Company, Reid & Priest LLP, special counsel for the Company, and Shipman & Goodwin, counsel for the Owner Trustee, pursuant to paragraph 11.1.8 of the Participation Agreement, in each case together with a letter addressed to you advising you that you are entitled to rely upon the opinion attached thereto as fully as if such opinion were addressed to you.

          (k) On the Closing Date, the Company shall deliver, or shall have delivered to the Owner Trustee and caused the Owner Trustee to have delivered to the Underwriters a wire transfer or transfers payable in federal funds or a certified or official bank check or checks payable in New York Clearing House funds in an amount equal to the Underwriting Commission plus an amount sufficient to reimburse the Underwriters for the cost of providing payment in federal funds required by Section 5 hereof.

          (l) All legal proceedings to be taken in connection with the issuance and sale of the Bonds shall have been satisfactory in form and substance to Counsel for the Underwriters.

          In case any of the conditions specified above in this Section 7 shall not have been fulfilled, this Agreement may be terminated by the Underwriters which have agreed to purchase in the aggregate 50% or more of the principal amount of Bonds upon notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(g) and 9 hereof.

          8.   Conditions of the Owner Trustee's Obligations.  The obligation of
               ---------------------------------------------
the Owner Trustee to deliver the Bonds shall be subject to the conditions that the Prospectus shall have been filed with, or transmitted for filing to the Commission pursuant to Rule 424 prior to 6:00 P.M., New York Time, on the second business day after the date of this Agreement or such other time and date as may be approved by the Company, and no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceedings for that purpose shall be pending before, or threatened by, the Commission at the Closing Date. In case these conditions shall not have been fulfilled, this Agreement may be terminated by the Company upon notice thereof to you. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(g) and 9 hereof.

          9.   Indemnification.  (a)  The Company shall indemnify, defend and
               ---------------
hold harmless each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each such Underwriter and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus prior to the Effective Date of the Registration Statement, or in the Registration Statement or the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; provided, however, that the indemnity agreement contained in this Section 9 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by either Underwriter, through you or otherwise, for use in connection with the preparation of the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or arising out of, or based upon, statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility under the Trust Indenture Act of the Indenture Trustee under the Indenture; and provided further, that the indemnity agreement contained in this Section 9 shall not inure to the benefit of either Underwriter (or of any person controlling such Underwriter) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the Bonds to any person if a copy of the Prospectus (exclusive of the Incorporated Documents) shall not have been given or sent to such person by or on behalf of such Underwriter with or prior to the written confirmation of the sale involved unless, with respect to the delivery of any amendment or supplement to the Prospectus, the alleged omission or alleged untrue statement was not corrected in such amendment or supplement at the time of such written confirmation. The indemnity agreement of the Company contained in this Section 9 and the representations and warranties of the Company contained in Section 3 hereof shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of either Underwriter or any such controlling person, and shall survive the delivery of the Bonds.

          (b) Each Underwriter shall indemnify, defend and hold harmless the Company, its officers and directors, the other Underwriters, and each person who controls any thereof within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of such Underwriter, through you or otherwise, for use in connection with the preparation of the Registration Statement or the Prospectus or any amendment or supplement to either thereof. Each Underwriter hereby furnishes to the Company in writing expressly for use in the Prospectus (i) the statements relating to offerings by the Underwriters on the cover page, (ii) the statements in the _____ paragraph of page ____ concerning stabilization by the Underwriters, and (iii) under "Underwriting" statements concerning the offering of the Bonds, and concerning market making for the Bonds. The indemnity agreement of the respective

Underwriters contained in this Section shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of the Company, its directors or its officers, either such Underwriter, or any such controlling person, and shall survive the delivery of the Bonds.

          (c) The Company and the several Underwriters each shall, upon the receipt of notice of the commencement of any action against it, or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified parties, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action).

          (d) If the indemnification provided for in sub paragraph (a) or (b) above shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in subparagraph (a) or (b) above shall be unenforceable, in such proportion as shall be appropriate to reflect the relative fault of each indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each of the Underwriters agree that it would not be just and equitable if contributions pursuant to this subparagraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.

          10.  Termination.  This Agreement may be terminated, at any time prior
               -----------
to the Closing Date, by the Underwriters which have agreed to purchase in the aggregate 50% or more of the aggregate principal amount of the Bonds if (a) after the date hereof and at or prior to the Closing Date there shall have occurred any general suspension of trading in securities on the New York Stock Exchange or there shall have been established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court, any general limitation on prices for such trading or any general restrictions on the distribution of securities, or a general banking moratorium declared by New York or federal authorities, or (b) there shall have occurred any new material (i) outbreak of hostilities or (ii) other national or international calamity or crisis, including, but not limited to, an escalation of hostilities which existed prior to the date of this Agreement, and the effect of any such event specified in clause (a) or (b) above on the financial markets of the United States shall be such as to make it impracticable, in the reasonable judgment of the Underwriters, for the Underwriters to enforce contracts for the sale of the Bonds. This Agreement may also be terminated at any time prior to the Closing Date by the Underwriters which have agreed to purchase in the aggregate 50% or more of the principal amount of the Bonds, if, in such Underwriters' reasonable judgment, the subject matter of any amendment or supplement to the Registration Statement or the Prospectus (other than an amendment or supplement relating solely to the activity of either Underwriter) prepared and issued by the Company after the effectiveness of this Agreement shall have disclosed a material adverse change in the business property or financial condition of the Company which has materially impaired the marketability of the Bonds. Any termination hereof pursuant to this Section 10 shall be without liability of any party to any other party except as otherwise provided in
Section 6(g) and 9 hereof.

         11.   Miscellaneous.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT
               -------------
SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement shall inure to the benefit of the Company, the Underwriters and, with respect to the provisions of Section 9 hereof, each director, officer and controlling person referred to in said Section 9, and their respective successors. Nothing herein is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of any provision in this Agreement. The term "successor" as used herein shall not include any purchaser, as such purchaser, of any of the Bonds from either Underwriter.

         12.   Notices.  All communications hereunder shall be in writing, and,
               -------
if to the Underwriters, shall be mailed or delivered to ________________ at the applicable address on the first page of this Agreement, attention:
_______________, and to _______________ at the applicable address on the first page of this Agreement, attention: _______________, or, if to the Company, shall be mailed or delivered to it at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201, Attention: Treasurer.

          If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriters in accordance with its terms.

                                      Very truly yours,

                                      TEXAS UTILITIES ELECTRIC COMPANY



                                      By: ____________________________



Accepted and delivered as of
the date first above written



By:__________________________
   Name:
   Title:



By: _________________________
    Name:
    Title:

                                  SCHEDULE I
                                  ----------


                                 $

                       Texas Utilities Electric Company
                              ___________________

                      $           Secured Facility Bonds,
                            % Series, due          ,

                      $           Secured Facility Bonds,
                            % Series, due          ,


                          PRINCIPAL      PRINCIPAL
                          AMOUNT OF      AMOUNT OF
        NAME                BONDS          BONDS
        ----              ---------      ---------




                 Total

                                                                       Exhibit A


                           OWNER TRUSTEE CERTIFICATE


          The undersigned, __________, Vice President of Shawmut Bank Connecticut, National Association ("Shawmut"), a national banking association, not individually but solely as owner trustee (the "Owner Trustee") under that certain trust agreement dated as of December 1, 1988, as amended and supplemented, and pursuant to Section 7(f) of that certain underwriting agreement, dated __________, 1995, between Texas Utilities Electric Company and the Underwriters named therein (the "Underwriting Agreement"), hereby certifies as follows:

          (a) The Owner Trustee has the corporate power and authority to issue, execute and deliver the Bonds.

          (b) The execution, delivery and performance by the Owner Trustee of the Indenture and each Operative Document to which the Owner Trustee is a party and the issuance, execution and delivery of the Bonds have been duly authorized by all necessary corporate action on the part of the Owner Trustee, and neither the execution and delivery thereof, nor the consummation of the transactions contemplated by the Underwriting Agreement, nor compliance by the Owner Trustee with any of the terms and provisions thereof did or will (i) require any approval of stockholders of, or approval or consent of any trustee or holders of any indebtedness or obligations of Shawmut, except for such approvals and consents as have been duly obtained and are in full force and effect, (ii) contravene any law of the United States of America, or any rule and regulation thereunder, in each case governing the trust powers of Shawmut, or any order of judgment applicable to or binding on Shawmut, (iii) contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property (other than Permitted Interest Liens) under, its charter or by-laws or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected or (iv) require the consent or approval or, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of, any federal or Connecticut governmental authority governing Shawmut's trust powers except such as have been obtained, made or taken.

          (c) Assuming that all actions that are required to be taken in respect of the Bonds under the Securities Act, the

     Exchange Act and the Trust Indenture Act have been taken and are in effect, the Bonds have been duly and validly authorized, and, when executed and authenticated by the Indenture Trustee in accordance with the Indenture and delivered to and paid for by the Underwriters will constitute legal, valid and binding obligations of the Owner Trustee enforceable in accordance with their terms and will be entitled to the lien of and benefits and security provided by the Indenture.

          (d) The representations and warranties of the Owner Trustee set forth in subsection 6.1 of the Participation Agreement are repeated herein in full to each Underwriter and are true as of the date hereof as if made the date hereof, except, (i) to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and accurate on and as of such earlier date and (ii) paragraph 6.1.7 thereof shall not apply to such actions the Owner Trustee has taken or will take in connection with the transactions contemplated by the Underwriting Agreement or by the 1989 Agreement.

          Capitalized terms used herein without definition shall have the meaning set forth in the Underwriting Agreement.

                                             SHAWMUT BANK CONNECTICUT,
                                             NATIONAL ASSOCIATION, not in
                                             its individual capacity
                                             but solely as Owner Trustee



                                             By:___________________________
                                                _________
                                                Vice President


Dated:  __________, 1995